Exhibit 10.18

STANDARD COMMERCIAL NET LEASE AGREEMENT	DATE: June 1, 2011

LEASE AGREEMENT

STATE OF OREGON
COUNTY OF WASHINGTON

THIS LEASE AGREEMENT, made and entered into by and between

POWIN PACIFIC PROPERTIES, LLC.

hereinafter referred to as "Landlord"
and

POWIN INDUSTRIES SA de CV
(a Mexico Corporation)

Hereinafter referred to as “Tenant”

WITNESSETH:

1. Premises and Term.  In consideration of the obligation of Tenant to pay rent as herein provided, and in consideration, of the other terms, provisions and covenants hereof, Landlord hereby demises and leases to Tenant, and Tenant hereby takes from Landlord certain premises situated within the County of Washington, State of Oregon, more particularly described as follows:

That certain space known as Enrique Martinez y Martinez #653 Col, Genaro Vazquez. Saltillo Coahuila Mexico, together with all rights, privileges, easements, appurtenances and immunities belonging to or in any way pertaining to the premises and together with the buildings and other improvements situated or to be situated upon said premises (the said real property, buildings and improvements being hereinafter referred to as the "premises".  TO HAVE AND TO HOLD the same for a term commencing on the First day of June 2011 as hereinafter defined, and ending 120 months thereafter, provided, however, that in the event the "commencement date" is a date other than the first day of a calendar month, said term shall extend for said number of days in addition to the remainder of the calendar month following the "commencement date".

(a)  This clause has been deleted.

(b) In the event this lease pertains to a building to be constructed, the provisions of this subparagraph (b) shall apply in lieu of the provisions of subparagraph (a) above and the "commencement date" shall be the date upon which the buildings and other improvements erected and to be erected upon the premises shall have been substantially completed in accordance with the plans and specifications. Landlord shall notify tenant in writing as soon as Landlord deems said buildings and other improvements to be completed and ready for occupancy as aforesaid. In the event that said buildings and other improvements have not in fact been substantially completed as aforesaid; Tenant shall notify Landlord in writing of its objections. Landlord shall have a reasonable time, after delivery of such notice in which to take such corrective action as may be necessary, and shall notify Tenant in writing as soon as it deems such corrective action has been completed so that said buildings and other improvements are completed and ready for occupancy. Taking of possession by Tenant shall be deemed conclusively to establish that said buildings and other improvements have been completed in accordance with the plans and Specifications and that the premises are in good and satisfactory condition as of when possession was so taken. After such "commencement date" Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the premises.

2. Rent:  Tenant shall pay Landlord rent commencing on June 1,, 2011.  The monthly rental shall be binding for the entire term of this lease in accordance with the stipulated schedule.

Months 1 – 120: $12,133.00

In addition, Tenant agrees to deposit with Landlord on the date hereof a deposit for the sum of $12,133.00, which sum shall be held by Landlord, without obligation for the performance of Tenant's covenants and obligations under this lease, it being expressly understood and agreed that such deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon the occurrence of any event of default by Tenant, landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, may draw in the Deposit to the extent necessary to make good any arrears of rent or other payment due Landlord hereunder, and any other damage, injury, expense or liability caused by such event of default; and Tenant shall pay to Landlord on demand the amount so applied in order to restore the Deposit to its original amount.  If Tenant is not termed in default hereunder, any remaining balance of the Deposit shall be released by Landlord to Tenant upon termination of this lease.

3. Use:  The premises shall be used only for the purpose of Corporate offices, Manufacture and Assembly, Storage and Distribution of products owned by Tenant. Tenant shall at its own cost and expense obtain any and all licenses and permits necessary for any such use.  Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon, or connected with, the premises, all at Tenant's sole expense.  Without Landlord's prior written consent, Tenant shall not receive store or otherwise handle any product, material or merchandise which is explosive or highly inflammable.  Tenant will not permit the premises to be used for any purpose which would render the insurance thereon void or the insurance risk more hazardous.

4. Taxes:

(a) This clause has been deleted because it refers to a single tenanted building.

(b) In the event the premises constitute a portion of a multiple occupancy building, in lieu of Tenant paying the "taxes" as above provided, Landlord agrees to pay before they become delinquent all "taxes" lawfully levied or assessed against such building and the grounds, parking areas, driveways and alleys around the said building, and Tenant agrees to pay to Landlord upon demand the amount of Tenant's "proportionate share" of all such "taxes" paid ay Landlord. Tenant's "proportionate share", as used in this lease, shall mean a fraction, the numerator of which is the space occupied by Tenant and the denominator of which is the entire space contained in the building.  This space is 33.3% of the total.

(c) If at any time during the term of this Lease, the present method of taxation shall be changed so that in lieu of the whole or any part of any taxes, assessments, levies or charges levied, assessed or imposed on real estate and the improvements there on there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received there from and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents or the present or any future building or buildings on the premises, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term "taxes" for the purposes hereof.

(d) Tenant may, alone or along with any other tenants of said building, at its or their sole cost and expense, in its or their own name(s) and/or in the name of Landlord, dispute and contest any "taxes" by appropriate proceedings diligently conducted in good faith, but only after Tenant and all other tenants, if any, joining with Tenant in such contest have deposited with Landlord the amount so contested and unpaid or their proportionate shares thereof as the case may be, which shall be held by Landlord without obligation for interest until the termination of the proceedings, at which time the amount(s) deposited shall be applied by Landlord toward the payment of the items held valid (plus any court costs, interest, penalties and other liabilities associated with the proceedings), and Tenant's share of any excess shall be returned to Tenant. Tenant further agrees to pay to Landlord upon demand Tenants share (as among all tenants who participated in the contest) of all court costs, interest, penalties and other liabilities relating to such proceedings. Tenant hereby indemnifies and agrees to hold harmless the Landlord from and against any cost, damage or expense (including attorneys' fees) in connection with any such proceedings.

(e) Any payment to be made pursuant to this Paragraph 4 with respect to the real estate tax year in which this lease commences or terminates shall bear the same ratio to the payment which would be required to be made for the full tax year as that part of such tax year covered by the term of this lease bears to a full tax year.

5. Repairs and Maintenance:

(a) TENANT shall at its own cost and expense keep, maintain and take good care of the premises and, except as expressly provided in Paragraph ll(a) hereof, make all necessary repairs thereto, interior and exterior, structural and nonstructural, ordinary and extraordinary, and shall suffer no waste or nuisance; provided, however, that the cost of maintenance and repair of any common party wall (any wall, divider, partition or any other structure separating the premises from any "adjacent premises occupied by other tenants) shall be shared equally by Tenant and the tenant occupying adjacent premises. Tenant shall not damage any party wall or disturb the integrity and support provided ay any party wall and shall, at its cost and expense, promptly repair any damage or injury to any party wall caused by Tenant or his employees, agents or invitees. At the end of the term or other termination of this lease, Tenant shall deliver the premises with all improvements thereon in good repair and condition, reasonable wear and tear only excepted. The maintenance in the structural integrity of the building to include exterior walls, footings, foundation and roof, will be the responsibility of the Landlord

(b)  This paragraph has been deleted because it refers to a single tenanted building.

(c) In this event the premises constitute a portion of a multiple occupancy building, Tenant and its employees, customers, and licensees shall have the nonexclusive right to use, in common with the other parties occupying said building, the parking areas, driveways and alleys adjacent to said building, subject to such reasonable rules and regulations as Landlord may from time to time prescribe, and Tenant shall, in lieu of the obligations set forth under Subparagraph (a) above, as liable or its proportional share of the cost and expense of the care for the grounds around the said building, including but not limited to, the mowing of grass, care of shrubs, general landscaping, and maintenance of parking areas, driveways and alleys, Tenants share of these expenses, covered in foregoing sentence, will be covered in the monthly CAM charge, a paragraph covering CAM charges is covered in the Addendum which is attached here-to and made a part of this lease. Tenant shall reimburse Landlord upon demand for the amount of its proportionate share of such costs and expenses in the event Landlord elects to perform or cause to be performed such work.  This is generally covered in the Monthly CAM charge.

6. Alterations:  Tenant shall not make any alterations, additions or improvements to the premises without the prior written consent of Landlord, (such consent shall not be unreasonably withheld).  Tenant may, without the consent of Landlord, but at its own cost and expense and in a good workmanlike manner make such minor alterations, additions or improvements or erect, remove or alter such partitions, or erect such shelves, bins, machinery and trade fixtures as it may deem advisable, without altering the basic character of the building or improvements and without overloading or damaging such building or improvements, and in each case complying with all applicable governmental laws, ordinances, regulations, and other requirements.  All alterations, additions, improvements and partitions erected by Tenant shall be and remain the property of Tenant, provided, however, that Tenant shall, if Landlord so elects, remove all alterations, additions, improvements, and partitions erected by Tenant and restore the premises to their original condition by the date of termination of this lease; otherwise such improvements shall become the property of Landlord as of the date of the expiration of the term of this lease (as such term may be extended pursuant to any renewals, extensions or holdover period) and shall be delivered up to the Landlord with the premises.  All shelves, bins, machinery and trade fixtures installed by Tenant may be removed by Tenant prior to the termination of this lease if Tenant so elects, and shall be removed if required by Landlord; upon any such removal Tenant shall restore the premises to their original condition.  All such removals and restoration shall be accomplished in a good workmanlike manner so as not to damage the primary structure or structural qualities of the buildings and other improvements situated on the premises.

7. Signs:  Tenant shall have the right to install signs upon the exterior of said buildings only when first approved in writing by Landlord (which such approval shall not be unreasonably withheld) and subject to any applicable governmental laws, ordinances, regulations and other requirements.  Tenant shall remove all such signs by the termination of this lease.  Such installations and removals shall be made in such manner as to avoid injury to or defacement of the building and other improvements.

8. Inspection:  Landlord and Landlord's agents and representatives shall have the right to enter and inspect the demised premises at any reasonable time during business hours, for the purpose of ascertaining the condition of the premises.  During the period that is six (6) months prior to the end of the term hereof, Landlord and Landlord's agents and representatives shall have the right to enter the premises at any reasonable time during business hours for the purpose of showing the premises and shall have the right to erect on the premises a suitable sign indicating that the premises are available.

9. Utilities:  Landlord agrees to provide at its Cost water, electricity and telephone service connections to the premises; but Tenant shall pay all charges incurred for any utility services used on or from the premises, and any maintenance charges for utilities, and shall furnish all electric light bulbs and tubes. Landlord shall in no event be liable for any interruption or failure of utility services on the premises.

10. Assignment and Subletting:  Tenant shall not have the right to assign this lease or to sublet the whole or any part of the premises without the prior written consent of Landlord; (which such consent shall not be unreasonably withheld) not withstanding any permitted assignment or subletting, Tenant shall at all times remain fully responsible and liable for the payment of the rent herein specified and for compliance with all of Tenant's other obligations under the terms, provisions and covenants of this lease. Upon the occurrence of an "event of default" as hereinafter defined, if the premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided or provided by law, may at its option collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rents against any sums due to Landlord from Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant's obligations hereunder. Landlord shall have the right to assign any of its rights and obligations under this lease.

11. Insurance, Fire and Casualty Damage:

(a) Landlord agrees to maintain insurance covering the building of which the demised 5 premises are a part in an amount not less than 90% (or such greater percentage as may be necessary to comply with the provisions of any co-insurance (clauses of the policy) of the "replacement cost" thereof as such terms is defined in the Replacement Cost Endorsement to be attached thereto, insuring against the perils of Fire, Lightning, Extended Coverage, Vandalism and Malicious Mischief, extended tended by Special Extended Coverage Endorsement to Insure against all other risks of Direct Physical Loss, such coverage, and endorsements to be as defined, provided and limited in the standard bureau funds prescribed by the insurance regulatory authority for the State in which the demised premises are situated for use by insurance companies admitted in such state for the writing of such insurance on risks located within such state, subject to the provisions of subparagraphs ll(b) and ll(e) below, such Insurance shall be for the sole benefit of Landlord and under its sole control.  Tenant agrees to pay Landlord's cost of maintaining such Insurance on said building (or, in the event the premises constitute only a portion of multiple occupancy building, Tenant's full proportionate share of such cost).  Said payments shall be made to Landlord within ten days after presentation to Tenant of Landlord's statement setting forth the amount due.  Any payment to be made pursuant to this Subparagraph (a) with respect to the year in which this lease commences or terminates shall bear the same ratio to the payment which would be required to be made for the full year as that part of such year covered by the term of this lease bears to a full year.  Cost of insurance is included in the CAM charge.

(b) If the buildings situated upon the premises should be damaged or destroyed by any peril covered by the insurance to be provided by Landlord under subparagraph ll(a) above, Tenant shall give immediate notice thereof to Landlord and Landlord shall at its sole cost and expense thereupon proceed with reasonable diligence to rebuild and repair such buildings to substantially the condition in which they existed prior to such damage or destruction, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the premises by Tenant and except that Tenant shall pay to Landlord upon demand any applicable deductible amounts specified under Landlord's insurance. The rent payable hereunder shall in no event abate by reason of any damage or destruction

c) If the buildings situated upon the premises should be damaged or destroyed by a casualty  or if any other improvements situated on the demised premises should be in any manner damaged  by the fault of the tenant and it is not covered by the insurance to be provided by the Landlord under sub paragraph 11(a) above, Tenant shall at its sole cost and expense thereupon proceed with reasonable diligence to rebuild and repair such buildings/and or other improvements to substantially the condition in which they existed prior to such damage or destruction, subject to the Landlords approval of the plans and specifications for such repairing and rebuilding, such approval shall not be unreasonably withheld.

(d) Tenant covenants and agrees to maintain insurance on all alterations, additions, partitions and improvements erected by or on behalf of Tenant, in, on or about the demised premises in an amount not less than 90% (or such greater percentage that may be necessary to comply with the provisions of any co-insurance clause of the "replacement cost" thereof as such term is defined In the Replacement Cost Endorsement to be attached thereto.  Such Insurance shall Insure against the perils and be in form, including stipulated endorsements, as provided in subparagraph 11(b) hereof.  Such insurance shall be for the sole benefit of Tenant and under its sole control.  All such policies shall be purchased by Tenant from responsible insurance companies satisfactory to Landlord. Certified copies of policies of such insurance, together with receipt evidencing payment of the premiums therefore shall be delivered to Landlord prior to the commencement date of this lease.  Not less than fifteen (15) days prior to the expiration date of any such policies, certified copies of renewals thereof (bearing notations evidencing the payment of renewal premiums) shall be delivered to Landlord.  Such policies shall further provide that not less than thirty (30) days written notice shall be given to Landlord before such policy may be cancelled or changed to reduce insurance provided thereby.

(e) This paragraph has been deleted

(f) To be replaced with an indemnification clause.

Mutual Indemnification:  Each party agrees to indemnify, defend and hold harmless the other party from and against any loss, claim, liability or cost (including reasonable attorney’s fees) arising out of any act, omission or negligence of each, or its contractors, licensees, agents, servants or employees, or arising from any accident, injury or damage whatsoever caused to any person or property occurring during the tenants Lease term in or about the premises, the common areas and the sidewalks adjoining the same from and against all costs, expenses and liabilities occurred in, or in connection with any such claim or proceeding brought thereon.

12. Liability:  Landlord shall not be liable to Tenant or Tenant's employees, agents, patrons or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the premises, caused by the negligence or misconduct of Tenant, its agents, servants or employees, or of any other person entering upon the premises under express or implied invitation of Tenant, or caused by the buildings and improvements located on the premises becoming out of repair, or caused by leakage of gas, oil, water or steam or by electricity emanating from the premises, or due to any cause whatsoever, and Tenant agrees to indemnify Landlord and hold it harmless from all loss, expense or claims including attorneys' fees, arising out of any such damage or injury; except injury to persons or damage to property the sole cause of which is the negligence of Landlord. Tenant shall procure and maintain throughout the term of this lease a policy or policies of insurance, at its sole cost and expense, insuring both Landlord and Tenant against all claims, demands, or actions arising out of or in connection with: (i) the premises; (ii) the condition of the premises; and (iii) Tenant's operations in and maintenance and use of all the premises, the limits of such policy or policies to be in the amount of not less than $1,000,000 per person and per occurrence in respect of injury to persons (including death), and in the amount of not less than $2,000,000 Aggregate in respect to property damage or destruction, including loss of use thereof.  All such policies shall be procured by Tenant from responsible insurance companies satisfactory to Landlord.  Certified copies of such policies, together with receipt evidencing payment of premiums therefore, shall be delivered to Landlord prior to the commencement date of this Lease. Not less than fifteen (15) days prior to the expiration date of any such policies, certified copies of the renewals thereof (beating notations evidencing the payment of renewal premiums) shall be delivered to Landlord. Such policies shall further provide that not less than thirty (30) days written notice shall be given to Landlord before such policy may be cancelled or changed to reduce insurance provided thereby.

13. Condemnation:

(a) If the whole or any substantial part of the premises should be taken for any public or Quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, this lease shall terminate and the rent shall be abated during the unexpired portion of this lease, effective when the physical taking of said premises shall occur.

(b) If less than a substantial part of the premises shall be taken (25% or less) for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, this lease shall not terminate, but the rent payable hereunder during the unexpired portion of this lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances.  In the event the taking is more than 25% because of the reasons stated above, the tenant may have the option to terminate the lease in which case the rent will abate.

(c) In the event of any such taking or private purchase in lieu thereof, Landlord and Tenant shall each be entitled to receive and retain such separate awards and/or portion of lump sum awards as may be allocated to their respective interests in any condemnation proceedings.

14. Holding Over:  Should Tenant, or any of its successors in interest, hold over the premises, or any part thereof, after the expiration of the terms of this lease, unless otherwise agreed in writing, such holding over shall constitute and be construed as a tenancy from month-to-month only, at a rental equal to the rental payable for the last month of the term of this lease plus twenty percent (20%) of such amount.  The inclusion of the preceding sentence shall not be construed as Landlord's permission for Tenant to hold over.

15. Quiet Enjoyment:  Landlord covenants that it now has, or will acquire before Tenant takes possession of the premises, good title to the premises, free and clear of all liens and encumbrances, excepting only the lien for current taxes not yet due, such mortgage or mortgages as are permitted by the terms of this lease, zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of such property, and easements, restrictions and other conditions of record. In the event this lease is a sublease, then Tenant agrees to take the premises subject to the provisions of the prior leases.  Landlord represents and warrants that it has full right and authority to enter into this lease and that Tenant, upon paying the rental herein set forth and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the premises for the term hereof without hindrance or molestation from Landlord, subject to the terms and provisions of this lease.

16. Events of Default:  The following events shall be deemed to be events of default by Tenant under this lease:

(a) Tenant shall fail to pay any installment of the rent hereby reserved when due, or any other payment or reimbursement to landlord required herein, and such failure shall continue for a period of five (5) days from the date such installment was due.

(b) Tenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

(c) Tenant shall file a petition, voluntary or involuntary, under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any State thereof, or Tenant shall be adjudged bankrupt, or insolvent in proceedings filed against Tenant there under.

(d) A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant.

(e) Tenant shall desert or vacate any substantial portion of the premises.

(f) Tenant shall fail to comply with any term, provision or covenant of this lease (other than the foregoing in this Paragraph 16), and shall not cure such failure within twenty (20) days after written notice thereof to Tenant.

17. Remedies:  Upon the Occurrence of any of such events of default described in Paragraph 16 hereof, landlord shall have the option to pursue anyone or more of the following remedies without any notice or demand whatsoever:

(a) Terminate this lease, in which event Tenant shall immediately surrender the premises to landlord, and if Tenant fails so to do, landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the premises and expel or remove Tenant or any other person who may be occupying such premises or any part thereof, by force if necessary, without being liable for prosecution or any claim of damages therefore; and Tenant agrees to pay to landlord on demand the amount of any loss and damage which landlord may suffer by reason of such termination, whether through inability to rent the premises on satisfactory terms or otherwise.

(b) Enter upon and take possession of the premises and expel or remove Tenant and any other person who may be occupying such premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages therefore, and re-let the premises and receive the rent therefore; and Tenant agrees to pay to the Landlord on demand any deficiency that may arise by reason of such re-letting.

(c) Enter upon the premises by force if necessary without being liable for prosecution or any claim for damages therefore and do whatever Tenant is obligated to do under the terms of this lease; and Tenant agrees to reimburse landlord on demand for any expenses which landlord may incur in thus effecting compliance with Tenant's obligations under this lease, and Tenant further agrees that landlord shall not be liable for any damages, resulting to the Tenant from such action, whether caused by the negligence of landlord or otherwise. In the event Tenant fails to pay any installment of rent hereunder as and when such installment is due, to help defray the additional cost to landlord for processing such late payments Tenant shall pay to landlord on demand a late charge in an amount equal to ten percent (10%) of such installment; and the failure to pay such amount within ten (10) days after demand therefore shall be an event of default hereunder. The provision for such late charge shall be in addition to all of landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting landlord's remedies in any manner. Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided of any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No act or thing done by the Landlord or its agents during the term hereby granted shall be deemed a termination of this lease or an acceptance of the surrender of the premises, and no agreement to terminate this lease or to accept a surrender of said premises shall be valid unless in writing and signed by Landlord. No waiver by landlord of any violation or breach of any of the terms, provisions and covenants herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. If, on account of any breach or default by Tenant in Tenant's obligations under the terms and conditions of this lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney concerning or to enforce or defend any of landlord's rights or remedies hereunder, Tenant agrees to pay any reasonable attorney s fees so incurred.

18. Landlords Lien:  In addition to any statutory lien for rent in Landlord's favor, Landlord shall have and Tenant here by grants to Landlord a continuing security interest for all rentals and other sums of money becoming due hereunder from Tenant, upon all goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights, chattel paper and other personal property of Tenant situated on the premises, and such property shall not be removed there from without the consent of Landlord until all arrearages in rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged. In the event of a default under this lease, Landlord shall have in addition to any other remedies provided herein or by law, all rights and remedies under the Uniform Commercial Code, including without limitation me right to sell the property described in Paragraph 18 at public or private sale upon five (5) days notice to Tenant. Tenant hereby agrees to execute such financing statements and other instruments necessary or desirable in Landlord's discretion to perfect the security interest hereby created. Any statute or lien for rent is not hereby waived, the express contractual lien herein granted being in addition and supplementary thereto.

19. Mortgages:  Tenant accepts this lease subject and subordinate to any mortgage(s) and/or deed(s) of trust now or at any time hereafter constituting a lien or charge upon the premises or the improvements situated thereon; provided, however, that if the mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant's interest in this lease superior to any such instrument, then by notice to Tenant from such mortgagee, trustee or holder, this lease shall be deemed superior to such lien, whether this lease was executed before or after said mortgage or deed of trust. Tenant shall at any time hereafter on demand execute any instruments, releases or other documents which may be required by any mortgagee for the purpose of subjecting and subordinating this lease to the lien of any such mortgage.

20. Landlords Default:  In the event Landlord should become in default in any payments due on any such mortgage described in paragraph 19 hereof, Tenant is authorized and empowered, after giving Landlord five (5) days prior written notice of such default and Landlord's failure to cure such default, to pay any such items for and on behalf of Landlord, and the amount of any item so paid by Tenant for or on behalf of Landlord, together with any interest or penalty required to be paid in connection therewith, shall be payable on demand by Landlord to Tenant; provided, however, that Tenant shall not be authorized and empowered to make any payment under the terms of this Paragraph 20, unless the item paid shall be superior to Tenant's interest hereunder. In the event Tenant pays any mortgage debt in full, in accordance with this paragraph, it shall, at its election, be entitled to the mortgage security by assignment or subrogation.

21. Mechanic's Liens:  Tenant shall have no authority, express or implied, to create or place any lien or encumbrance, of any kind or nature whatsoever, upon, or in any manner to bind, the interest of Landlord in the premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to Tenant by this instrument.  Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the premises on which any lien is or can be validly and legally asserted against its leasehold interest in the premises or the improvements thereon and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against me right, title and interest of me Landlord in me premises or under the terms of this lease.

22. Notices:  Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivery of any notice or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

(a) All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address herein below set forth or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith.

(b) All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address here in below set forth, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

(c) Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or not when deposited in the United States Mail, postage prepaid, Certified or Registered Mail, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith.

To LANDLORD:	To TENANT:
POWIN PACIFIC PROPERTIES, LLC	POWIN INDUSTRIES SA de CV
20550 SW 115th Ave.	Enrique Martinez y Martinez #653
Tualatin, OR 97062	Col, Genaro Vazquez.
Saltillo Coahuila Mexico

With Copy to:
Attn: Chief Financial Officer
POWIN CORPORATION
20550 SW 115th Ave.
Tualatin, OR 97062

If and when included within the term "Landlord", as used in this instrument, there is more than one person, firm or corporation all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for the receipt of notices and payments to Landlord; if and when included within the term "Tenant", as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some~ specific address within the continental United States for the receipt of notices and payments to Tenant. All parties included within the terms "Landlord" and "Tenant", respectively, shall be bound by notices given in accordance with the provisions of this paragraph to the same effect as if each had received such notice.

23. Miscellaneous:

(a) Words of any gender used in this lease shall be held and construed to include any other gender and words in the singular number shall be held to include the plural, unless the context otherwise requires.

(b) The terms, provisions, covenants and conditions contained in this lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns except as otherwise here in expressly provided.

(c) The captions inserted in this lease are for convenience only and in no way define, limit, or otherwise describe the scope or intent of this lease, or any provision hereof, nor in any way affect the interpretation of this lease.

(d) Tenant agrees, from time to time, within ten (10) days after request of Landlord, to deliver to Landlord, or Landlord's designee, an estoppels certificate stating that this lease is in full force and effect, the date to which rent has been paid, the unexpired term of this lease and such other matters pertaining to this lease as may be reasonably requested by Landlord.

(e) This lease may not be altered, changed or amended except by an instrument in writing signed by both parries hereto.

24. Special Provisions. See addendum which is attached hereto and made a part hereof.

EXECUTED this 1st day of June, 2011

LANDLORD:

POWIN PACIFIC PROPERTIES, LLC.

By:

TENANT:

POWIN INDUSTRIES SA de CV

Signed Personally,

By:

Title: